SNELL & BRANNIAN
An Association of Profession Corporations
Attorneys  & Counselors

8150 North Central Expressway
Suite 1800
Dallas, Texas 75206

Tel:   214.691.2500
Fax:   214.691.2501



July 23, 2002


Index Plus Fund, Inc.
2820 Hanover Avenue
Dallas, TX 75225

Ladies and Gentlemen:

	Index Plus Fund, Inc. (the "Fund") has requested our opinion with respect to the legality of 499,995,000 shares of common stock being registered for sale by the Fund pursuant to a Registration Statement on Form N-1A (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") on or about August 1, 2002.

	In connection with rendering the requested opinion, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of (i) the Fund's Articles of Incorporation; (ii) the Fund's Bylaws; (iii) certain relevant corporate proceedings of the Fund; and (iv) the Registration Statement in substantially the form as it will be filed by the Fund with the SEC.

	As to the various issues of fact, we have relied upon the accuracy of statements and certificates of officers and representatives of the Fund without independent investigation or verification on our part. As to issues of law, we have made such investigations as we have deemed necessary for the purpose of rendering the opinion expressed herein.

	We are opining herein only as to the legality of the 499,995,000 shares of common stock being registered for sale by the Fund under the Registration Statement. We did not participate in any respect in the formation and organization of the Fund or any of its advisors and affiliates, nor did we participate in any manner whatsoever in the preparation or filing of the Registration Statement. Except for the limited legality opinion expressed herein, we have no knowledge of, and express no opinion whatsoever with respect to, (i) any matter set forth in the Registration Statement, (ii) the offer and sale of the Fund's securities under the securities laws of the several states, the District of Columbia, any territory of the United States, or any foreign country, or (iii) any other matter.

	In rendering the opinion expressed herein, we have assumed the accuracy of the following matters:

(i) Each person signing a document reviewed by us has duly and validly executed and delivered such document, and, where applicable, was duly authorized to do so;

(ii) The Fund is duly organized, validly existing and in good standing under the laws of the State of Texas;
and

(iii) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that the 499,995,000 share of common stock to be issued and sold by the Fund to the investing public as described in the Registration Statement have been duly authorized and will be, upon payment in full therefor and issuance in conformity with the Registration Statement, validly issued and outstanding, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. However, no reference may be made to this opinion in any financial statement, report, registration statement or other document except the Registration Statement and the prospectus that is a part thereof, nor may this opinion be distributed in any manner, without our prior written consent.

							Very truly yours,

							SNELL & BRANNIAN



							By: ________________________
							Phillip A. Wylie, Shareholder

Index Plus Fund, Inc.
July 23, 2002
Page 2